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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT
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Except as otherwise indicated, each of the entities identified below are wholly owned subsidiaries of the Registrant.


1.  Teleservices Technology Company, a Delaware corporation
2.  Teleservices Management Company, a Delaware corporation
3.  RMH Teleservices International Inc., a Canadian corporation
4.  RMH Interactive Technologies, LLC, a Delaware limited liability company
5.  365biz.com. GP,LLC (50% ownership interest), a Delaware general partnership

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